Equity Transfer Agreement

By and Between

Shanghai Huaye Steel Processing Co., Ltd..

(as Transferor)

and

Changshu Huaye Steel Strip Co., Ltd.

(As Transferee)

Content

Equity Transfer Agreement

The agreement is entered into by the following parties on November 6, 2009 in Ningbo, Zhejiang province, PR China.

Transferor:
Shanghai Huaye Steel Processing Co., Ltd..
Physical Address:
Legal Representative: LiWei Qian

Transferee:
Changshu Huaye Steel Strip Co., Ltd.
Physical Address:
Legal Representative:

Herein:

(1) Shanghai Huaye Steel Processing Co., Ltd. (Transferor), founded, registered and operating by Chinese law, has right to sign the Agreement.

(2) Changshu Huaye Steel Strip Co., Ltd. (Transferee), founded, registered and operating by Chinese law, has right to sign the Agreement.

(3) Ningbo Zhehua Heavy Steel Pipe Manufacturing Co., Ltd. ("Ningbo Zhehua", "Acquisition Target") is founded by transferor in China under the "PRC Company Law" and other relevant laws and regulations. Registered capital of Ningbo Zhehua is RMB 40 Million. Transferor holds 100% shares of Ningbo Zhehua.

(4) The transferor agrees to transfer 100% of its legally owned Ningbo Zhehua equity to the transferee. The transferee agrees to receive all of transferred equity.

Thereby, both parties reach the following articles:

Article one

Definition

1.1

Transferor: Shanghai Huaye Steel Processing Co., Ltd..

Transferee: Changshu Huaye Steel Strip Co., Ltd.

Ningbo Zhehua: Ningbo Zhehua Heavy Steel Pipe Manufacturing Co., Ltd.

Original Company Charter: Ningbo Zhehua Heavy Steel Pipe Manufacturing Co., Ltd. Charter, as amended to the date of execution of this Agreement, signed by the transferor.

Company Charter: Ningbo Zhehua Heavy Steel Pipe Manufacturing Co., Ltd. Charter, which is signed by the transferee in connection with the completion of the equity transfer.

Equity Transfer: The transferor transfers its legally owned equity of Ningbo Zhehua to the transferee. When the equity transfer is completed, the transferee will become Ningbo Zhehua's shareholder, and hold 100% equity of Ningbo Zhehua.

Equity: 100% of Ningbo Zhehua's equity, which is legally held by the transferor and can be freely transferred to the transferee.

Price of Equity Transfer: RMB 45,172,855, the price based on appraised net asset value stated in "Appraisal Report" issued on October 13, 2009 by Orient Certified Appraisal Co., Ltd

Working Day: Regular working days except for weekends and legal public holidays in China.

Effective Date of Equity Transfer: the date when both parties have signed on the Agreement and the Agreement is recorded and registered with industry and commerce administration.

Closing Date of Equity Transfer: the date when the transferee transfers the aggregate amount of Price of Equity Transfer to the transferor and the completion of equity transfer registration.

China: People's Republic of China (Hong Kong, Macao, and Taiwan are excluded in

the Agreement)

1.2 Interpretation

(1) The headings of each article and section are for references only and do not constitute any part of this Agreement.

(2) If any date specified in this Agreement falls on a non-Working Date, then the next following Working Date shall substitute for such specified date.

Article Two

Equity Transfer

2.1 The transfer will transfer all 100% of Ningbo Zhehua's equity to the transferee if the preconditions of equity transfer specified in Article Three below are satisfied. The equity transfer will take effect as soon as it's recorded and registered with relevant departments.

2.2 The transferor will cease to have any ownership of Ningbo Zhehua after the completion of the equity transfer.

2.3 Prior to effective date of the equity transfer, the transferor should transfer below listed document to the transferee:

(1) Resolutions of Ningbo Zhehua's shareholder approving the equity transfer stated in accordance with this Agreement.
(2) All of original and any duplicated copy of documents regarding Ningbo Zhehua held by the transferor.

The transferor must be in compliance with above mentioned regulations and Article Three, otherwise, the transferee has no obligation to consummate this Agreement or to fulfill its obligations under Article Four.

Article Three

Precondition of Equity Transfer

3.1 Both parties agree that the conditions specified below shall be complied with

before January 31, 2010 or another mutually agreed upon date:

(1) The transferor has provided the transferee with all document requested by the transferee and its consultant. The transferee and its consultants have finished due diligence investigation to their satisfaction.

(2) Both parties has signed the Agreement, and the transferee has drafted and signed the company charter.

(3) A resolution issued by Ningbo Zhehua's shareholders approving the equity transfer Agreement.

(4) Equity transfer is recorded and registered at local industry and commerce administration department

(5) The Board of Directors of the transferee approved the equity transfer Agreement.

(6) The Board of Directors and, if required by U.S. federal securities law, corporation law of the State of Nevada or the listing rules of NASDAQ, the Shareholders of the parent company of the transferee approved the equity transfer Agreement.

Both parties agree that the transferee's judgment shall be determinative if there is any dispute on above listed preconditions.

3.2 If the preconditions stated in 3.1 are not satisfied prior to the deadline (excluding any failure caused by force majeure and delayed approval by authorities not caused by the transferor), the Agreement is automatically terminated unless the transferee waivers compliance with the preconditions. Upon termination of this Agreement, both parties' rights, obligations and liabilities are invalidated simultaneously (excluding any liability shouldered by a party because of party's breach of this Agreement, this Section 3.2, Articles 6, 7 and 8, and any other obligations and liabilities intended to survive the termination of this Agreement), and the transferor shall not have any claim to the Price of Equity Transfer.

3.3 If the Agreement is terminated automatically due to 3.2, both parties agree to cooperate to take all necessary actions to restore the ownership of Ningbo Zhehua to the state before execution of this Agreement, including transferring the equity in Ningbo Zhehua from the transferee to back the transferor (if necessary).

Article Four

Price of Equity Transfer

.1 When the transferor has completely fulfilled its obligations and liabilities set forth in the Agreement and are in compliance with all of its declarations, commitments and warranties, and all the conditions precedent to the closing of the equity transfer stated in 3.1, the transferee shall make payment of an aggregate amount of RMB45,172,855.. The price is based on appraisal confirmation stated in "Appraisal Report" dated October 13, 2009 issued by Orient Certified Appraisal Co., Ltd.

4.2 If all of preconditions stated in 3.1 are satisfied, the transferee shall make payment of total amount of RMB 45,172,855 on the date when the record and registration of equity transfer with industry and commerce administration is completed, or the earlier date agreed by both parties.

4.3 The closing date of equity transfer is the date when the transferee transferred the Price of Equity Transfer to the transferor in accordance with 4.2. From and after the transferee's payment of the Price of Equity Transfer in full on the closing date, the transferor shall have no further claim for payment.

Article Five

Declaration, Commitment and Warranties

5.1 The transferor hereby unconditionally and irrevocably makes the following declarations, commitments and warranties:

(1) The declarations, commitments and warranties stated in this Agreement, and all of provided documents regarding the transferor and Ningbo Zhehua are true, accurate, complete, sufficient, unconditional and unreserved.

(2) To enter into the Agreement, the transferor has received all approvals required by law, it will fulfill its obligations according to this Agreement, it will not violate any law, regulation or other relevant legal documents (including but not limited to the transferor's company charter, charter of Ningbo Zhehua, and any agreements, contracts) governing binding on the transferor.

(3) Ningbo Huaye is a limited company founded and registered according to Chinese law and has the right to hold its assets and operate in it business, and the business as currently conducted and planned for the near future (which has been disclosed to the transferee) comply with its Business License for Enterprise.

(4) There are no pending lawsuits, arbitrations, or other proceedings against or involving Ningbo Zhehua are proceeding, except for those that have been disclosed to the transferee prior to the date of signing of this Agreement (which disclosure has

been acknowledged in writing by the transferee).

(5) Except for liabilities disclosed to the transferee prior to the date of signing of this Agreement (which disclosure has been acknowledged in writing by the transferee), Ningbo Zhehua has no unpaid debt or other liability.

(6) From the date of signing the Agreement to the date of closing of the equity transfer, Ningbo Zhehua's businesses are and will be operated continuously in the ordinary course of business and no material adverse events has occurred during this period.

(7) The transferor has right to transfer equity. The transferred equity is not pledged, mortgaged, or warranted to or encumbered by any third party, and is not the subject of any pending claim, suit or other proceeding.

(8) Ningbo Zhehua has registered with local Taxation Bureau and paid taxes punctually in accordance with Chinese law. And the company has no violation on tax regulation and receipt of notice of penalty from taxation bureau.

5.2 The transferee hereby unconditionally and irrevocably makes the following declarations, commitments and warranties:

(1) The declarations, commitments and warranties made for the transferor stated in the agreement, and all of provided documents regarding the transferee are true, accurate, complete, sufficient, unconditional and unreserved.

(2) The transferee will exercise its rights and fulfill its liabilities according to this Agreement, it will not violate any law, regulation or other relevant legal documents (including but not limited to the transferee's company charter, and any agreements, contracts) binding on the transferee.

Article Six

Breach

6.1 Breach of this Agreement by a party means the failure of a party to fulfill all its obligations under this Agreement. The party who breaches the Agreement shall bear all legal responsibilities for breaching and shall compensate the non-breaching party for any economic loss caused by the breach.

Article Seven

Force Majeure

7.1 Force majeure means any event that any unpredictable event that is beyond the control of a party but that causes the party to fail to comply, or materially delays the party's compliance, with its obligations under this Agreement, such as hurricanes, floods, earth, fire quakes and similar unpredictable, unavoidable and uncontrollable event or phenomenon, including events or phenomena that are generally viewed as force majeure.

7.2 The party to this contract whose performance of this contract is prevented or materially delayed by a force majeure event must notify the other party within 15 days after the occurrence of the force majeure event, which notice is to be confirmed by a certificate issued by the local notarization institution, including particulars of the event. Failure to submit such a notice will prevent the party from claiming exoneration from contractual obligations due to force majeure event.

7.3 If force majeure event occurs, both parties should immediately negotiate with each other to reach a fair resolution and make the reasonable best efforts to exclude the impact and minimize the damage caused by such force majeure event.

7.4 If a party fails to fulfill any of its obligations under this Agreement due to force majeure and that party has provided notice in accordance with Section 7.2, that party shall be exempt from the corresponding responsibilities, unless otherwise prescribed by the law.

Article Eight

Miscellaneous

8.1 Notice

All documents and notices relating to this Agreement should be in writing and delivered according to this Section 8.1. Notices and documents can be delivered either by hand or mail and fax to appointed address and fax number. If hand-delivered, the date of delivery shall be the date stated in the receipt. If delivered by mail, the date of delivery shall be the seventh day after posting. If delivered by fax, the date of delivery shall be the time stated in the fax report. If any party changes its address for notice, it should inform the other party within 7 days, otherwise, all losses caused by the change of notice information should be borne by the party who fails to provide updated notice information to the other party in time.

8.2 Governing Law

The effectiveness, explanation, and fulfillment of the agreement, and resolutions for all disputes should be governed by Chinese laws. If Chinese laws or regulations do not cover specific situation, the parties shall follow regular business tradition.

8.3 Dispute Resolutions

All disputes in connection with this Agreement or the execution thereof shall be settled by friendly negotiation. If no settlement can be reached, the case in dispute shall then be submitted for arbitration to China International Economic and Trade Arbitration Commission (Beijing) in accordance with China law. The arbitral award shall be accepted as final and binding upon both parties.

8.4 Waiver

Neither failure nor delay on the part of any party to exercise any right, remedy, power or privilege hereunder nor course of dealing between the parties shall operate as a waiver thereof, or of the exercise of any other right, remedy, power or privilege. Waiver of any provision herein shall not be deemed a waiver of any other provision herein, nor shall waiver of any breach of this Agreement be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

8.5 Transfer

Rights, obligations, and liabilities stated in the Agreement can not be transferred unless both parties' consent is received.

8.6 Amendment and Supplement

This Agreement may be amended or supplemented only by a writing signed by both parties. Any supplementary document should be seen as an indivisible part of the Agreement..

8.7 Wording and Text

The Agreement is compiled and signed in Chinese. There are six original copies and several duplicated copies of the Agreement. Each party holds one original copy, the remaining original copies are submitted to relevant government institutions for approval and registration. Each copy has equal validity.

8.8 Effectiveness; Further Assurances

The Agreement becomes effective as soon as it is signed by authorized representatives of both parties and registered with industry and commerce administration department. From time to time following the Closing, the transferor shall execute and deliver to

transferee such other instruments of conveyance and transfer as the transferee may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the transferee and put the transferee in possession of the equity of Ningbo Zhehua.

8.9 Severability

The ineffectiveness of any provision in the Agreement shall not impact on the effectiveness of other provisions.

8.10 Integrity

The main text and any appendix of the Agreement is indispensable part of the Agreement, which constitutes the whole content of the Agreement, and replaces all of memo, letter of intent and initial Agreement draft reached by two parties prior the complete of the final Agreement. These documents will become ineffective as soon as the closing date of equity transfer.

8.11 Expenses

Each party should burden its own expenses related to signing the Agreement.

Transferor:

Shanghai Huaye Steel Processing Co., Ltd.

Legal Representative: 钱立伟

Liwei Qian

Transferee:

Changshu Huaye Steel Strip Co., Ltd.

Legal Representative: Chen Li Fang

s/ Lifang Chen
Chairman, President and CEO